================================================================================

                    SCHEDULE 14A INFORMATION

            PROXY STATEMENT PURSUANT TO SECTION 14(A)
             OF THE SECURITIES EXCHANGE ACT OF 1934
                       (AMENDMENT No.    )
                                      ---

Filed by the Registrant [X] Filed by a Party other than the Registrant [ ] Check the appropriate box: [ ] Preliminary Proxy Statement [ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Section 240.14a-11(c) or
    Section 240.14a-12

                     STEEL TECHNOLOGIES INC.
- ----------------------------------------------------------------
        (Name of Registrant as Specified in Its Charter)

- ----------------------------------------------------------------
           (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-
     6(i)(4) and 0-11.
     (1)  Title of each class of securities to which transaction applies:

          ------------------------------------------------------
     (2)  Aggregate number of securities to which transaction applies:

          ------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

          ------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:

          ------------------------------------------------------
     (5) Total fee paid:

          ------------------------------------------------------
[ ]  Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1)  Amount Previously Paid:

          ------------------------------------------------------
     (2)  Form, Schedule or Registration Statement No.:

          ------------------------------------------------------
     (3)  Filing Party:

          ------------------------------------------------------
     (4)  Date Filed:

          ------------------------------------------------------

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



                             STEEL TECHNOLOGIES INC.



                    Notice of Annual Meeting of Shareholders
                         To Be Held on January 24, 2002



     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of STEEL TECHNOLOGIES INC. (the "Company") will be held at the Louisville Marriott East, 1903 Embassy Square Boulevard (I-64 and Hurstbourne Lane), Louisville, Kentucky, on Thursday, January 24, 2002 at 9:00 A.M. (Eastern Standard Time), for the following purposes:

     (1) To elect one director for a term expiring in 2004 and one class of four directors for a term expiring in 2005; and

     (2) To transact such other business as may properly come before the meeting or any adjournment thereof.

     Only shareholders of record at the close of business on December 7, 2001 are entitled to notice of and to vote at the Annual Meeting. In the event the Annual Meeting should be adjourned to a date or dates later than May 24, 2002, the Board of Directors will establish a new record date for purposes of determining those shareholders entitled to notice of and to vote at any such adjournments. The transfer books will not be closed.


                                              By Order of the Board of Directors


                                                     JOHN M. BAUMANN, JR.
                                                     Secretary

15415 Shelbyville Road
Louisville, Kentucky 40245
December 18, 2001


--------------------------------------------------------------------------------
WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE MARK, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED RETURN ENVELOPE, WHICH DOES NOT REQUIRE ANY POSTAGE IF MAILED IN THE UNITED STATES. IF YOU ARE ABLE TO ATTEND THE MEETING AND WISH TO VOTE YOUR SHARES PERSONALLY, YOU MAY DO SO AT ANY TIME BEFORE THE PROXY IS EXERCISED.
--------------------------------------------------------------------------------

                             STEEL TECHNOLOGIES INC.
                             15415 Shelbyville Road
                           Louisville, Kentucky 40245

                                 PROXY STATEMENT

     This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Steel Technologies Inc., a Kentucky corporation (the "Company"), to be used at the Annual Meeting of Shareholders of the Company to be held at 9:00 A.M. (Eastern Standard Time), on Thursday, January 24, 2002, at the Louisville Marriott East, 1903 Embassy Square Boulevard (I-64 and Hurstbourne Lane), Louisville, Kentucky, and at any and all adjournments thereof, for the purposes set forth in the accompanying Notice of the meeting.

     Shares represented by duly executed proxies in the accompanying form received prior to the meeting and not revoked will be voted at the meeting or at any adjournments within 120 days thereof in accordance with the choices specified on the ballot. If no choices are specified, it is the intention of the persons named as proxies in the accompanying form of proxy to vote for the nominees for election as directors. Such proxy may be revoked by the person executing it at any time before the authority thereby granted is exercised by giving written notice to the Secretary of the Company, by delivery of a duly executed proxy bearing a later date, or by voting in person at the meeting. Attendance at the meeting will not have the effect of revoking a proxy unless the shareholder so attending so notifies the secretary of the meeting in writing prior to voting of the proxy.

     The expenses of soliciting proxies for the Annual Meeting, including the cost of preparing, assembling and mailing this proxy statement and the accompanying form of proxy, will be borne by the Company. In addition to the solicitation of proxies by mail, certain officers and regular employees of the Company, without additional compensation, may use their personal efforts, by telephone or otherwise, to obtain proxies. The Company will also request persons, firms and corporations holding shares in their names, or in the names of their nominees, which shares are beneficially owned by others, to send this proxy material to and obtain proxies from such beneficial owners, and will reimburse such holders for their reasonable expenses in so doing.

     The presence in person or by proxy of shareholders holding a majority of the outstanding shares of the Company's Common Stock will constitute a quorum for the transaction of all business at the Annual Meeting. A shareholder voting for the election of directors may withhold authority to vote for all nominees for directors or may withhold authority to vote for certain nominees for directors. Votes withheld from the election of any nominee for director will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum, but will not be counted in the number of votes cast on any matter. If a broker does not receive voting instructions from the beneficial owner of shares on a particular matter and indicates on the proxy that it does not have discretionary authority to vote on that matter, those shares will not be considered as present and will not be entitled to vote with respect to that matter.

     This proxy statement and the accompanying form of proxy are being mailed to shareholders commencing on or about December 18, 2001.

                                VOTING SECURITIES

     Only shareholders of record at the close of business on December 7, 2001 are entitled to vote at the Annual Meeting or any adjournments within 120 days thereof. As of December 7, 2001, there were 10,158,377 shares of the Company's Common Stock outstanding and entitled to vote.

     Each share of Common Stock entitles the holder to one vote on all matters presented at the Annual Meeting, except that cumulative voting applies in the election of directors. Under cumulative voting, the holder of each share of Common Stock has the right to cast as many votes in the aggregate as he owns shares of such stock, multiplied by the number of directors to be elected, and each shareholder may cast the whole number of such votes for one nominee or distribute such votes in any proportion among two or more nominees.

     The following table sets forth certain information regarding those persons known to management of the Company to own of record or beneficially more than five percent of the outstanding shares of the Company's Common Stock and the ownership of such Common Stock by all directors and officers of the Company as a group:

                                           Amount and Nature      Percent
                                             of Beneficial          of
         Name and Address                 Ownership (1)(2)(3)    Class (1)
         ----------------                 -------------------    ---------

Merwin J. Ray ..........................       1,418,536 (4)       13.96 %
         15415 Shelbyville Road
         Louisville, Kentucky 40245 ....

Dimensional Fund Advisors Inc. .........         881,300 (5)        8.68 %
         1299 Ocean Avenue, 11th floor
         Santa Monica, California 90401.

Bradford T. Ray ........................         549,360 (6)        5.41 %
         15415 Shelbyville Road
         Louisville, Kentucky 40245 ....

All directors and officers
         as a group (22 persons) .......       3,164,268 (7)       31.15 %



(1) The table reflects share ownership and the percentage of such ownership as of December 7, 2001.

(2) Except as otherwise indicated, each person or entity shown has sole voting and investment power with respect to the shares of Common Stock owned by him or it.

(3)  Information with respect to beneficial ownership has been obtained from the
     Company's   shareholder   records   and  from   information   provided   by
     shareholders.

(4) Includes 28,844 shares held by Mr. Ray's wife. Also includes 57,500 shares subject to outstanding options under the Company's stock option plans which are either presently exercisable or will become exercisable within 60 days.

(5) Based upon a Schedule 13F filed on September 30, 2001 with the Securities and Exchange Commission by Dimensional Fund Advisors Inc. Includes 881,300 shares held with sole voting power.

(6) Includes 4,985 shares held by Mr. Bradford Ray's wife; 53,241 shares held by Mr. Ray's children; and 75,500 shares subject to outstanding options under the Company's stock option plans which are either presently exercisable or will become exercisable within 60 days.

(7) Includes 478,300 shares subject to outstanding options under the Company's stock option plans which are either presently exercisable or will become exercisable within 60 days.

     See "Election of Directors" below for share ownership information with respect to nominees for election as directors and continuing directors.


                          ITEM I. ELECTION OF DIRECTORS

     The Board of Directors is presently divided into three classes consisting of three directors each. Each class is elected for a three-year term expiring in successive years. The nominees for election as Class II directors are Mr. Merwin
J. Ray, Mr. Bradford T. Ray and Mr. Doug A. Bawel. The Directors were most recently elected by the shareholders at the 1999 annual meeting for a three-year term expiring at the 2002 Annual Meeting. If elected, Messrs. Ray, Ray and Bawel, will hold office for a three-year term expiring in 2005 and until their respective successors have been elected and qualified.

     On November 9, 2001, the Board of Directors unanimously passed a resolution to increase the Board of Directors from nine to eleven directors. As prescribed by the Company by-laws, the three classes of directors are required to be divided "as nearly as may be" one-third of the board in each class. Of the two newly created directorships, one will be elected to Class II and one will be elected to Class III. The nominee for election as the newly created Class II director is Mr. Stuart N. Ray for a two-year term expiring in 2004 and until his respective successor has been elected and qualified. The nominee for election as the newly created Class III director is Mr. Joseph P. Bellino for a three-year term expiring in 2005 and until his respective successor has been elected and qualified.

     Shareholders voting at the Annual Meeting may not vote for more than the number of nominees listed in this Proxy Statement. Directors will be elected by a plurality of the total votes cast at the Annual Meeting. That is, the four nominees receiving the greatest number of votes for Class III directors will be deemed elected directors and the nominee receiving the greatest number of votes for Class II director will be deemed elected director. It is the intention of the persons named as proxies in the accompanying form of proxy (unless authority to vote therefor is specifically withheld) to vote for the election of the four nominees for Class III directors and to vote for the election of the one nominee for Class II director. In the event that any of the nominees becomes unavailable (which is not now anticipated by the Company), the persons named as proxies have discretionary authority to vote for a substitute nominee designated by the present Board of Directors. The Board of Directors has no reason to believe that any of said nominees will be unwilling or unable to serve if elected.

     The following table contains certain information regarding each of the nominees for election as directors at this year's annual meeting and each continuing director. Each of these individuals has furnished the respective information shown. Except as otherwise indicated, each of the persons listed below has sole voting and investment power with respect to the shares of Common Stock owned by him.


                                                         Shares of Common Stock
                                                          Beneficially Owned as
                                                          of December 7, 2001
                                                       -------------------------
      Name and                              Year First
Principal Occupation                          Became    Number of    Percent
    or Employment                       Age  Director    Shares     of Class
----------------------                  --- ---------  ---------- -------------
Nominees for Directors

Class III
(Term Expiring in 2005)
Merwin J. Ray......................     72       1971   1,418,536(1)  13.96%
    Chairman of the Board

Bradford T. Ray....................     43       1989     549,340(2)   5.41%
    Vice Chairman &
    Chief Executive Officer

Doug A. Bawel......................     46       1999      14,299        *
    President, Jasper Engine &
    Transmission Exchange

Joesph P. Bellino..................     51         -       39,500(3)     *
    Chief Financial Officer &
    Treasurer


Continuing Directors

Class I
(Term Expiring in 2003)

Ralph W. McIntyre .................     79       1973     322,947(4)   3.18%
    Retired President,
    Warren Tool Corporation

Jimmy Dan Conner ..................     48       1995      11,817(5)     *
    President,
    Old Colony Insurance
    Service, Inc.

Andrew J. Payton ..................     43       1997       9,271        *
    Owner and President,
    Payton & Associates
    (executive and professional
    recruiting services)

                                       4

                                                         Shares of Common Stock
                                                         Beneficially Owned as
                                                          of December 7, 2001
                                                       -------------------------
     Name and                               Year First
Principal Occupation                          Became    Number of   Percent
   or Employment                        Age  Director    Shares    of Class
----------------------                  ---  --------  ---------- -------------

Continuing Directors

Class II
(Term Expiring in 2004)

Michael J. Carroll ................     44       1992     147,177(6)   1.45%
    President &
    Chief Operating Officer

Howard F. Bates, Jr ...............     55       1985      73,353(7)      *
    Vice President -
    Technical Services

William E. Hellmann ...............     52       1985       6,154(8)      *
    Partner, Stites &
    Harbison, PLLC


Nominee for Director

Class II
(Term Expiring in 2004)

Stuart N. Ray......................     39         -      347,950(9)   3.43%
    Vice-President of the Company;
    President & Chief Operating
    Officer of Mi-Tech Steel, Inc.

-----------------------
*  Less than 1%

(1) Includes 28,844 shares held by Mr. Merwin Ray's wife. Also includes 57,500 shares subject to outstanding options under the Company's stock option plans which are either presently exercisable or will become exercisable within 60 days.

(2) Includes 4,985 shares held by Mr. Bradford Ray's wife; 53,241 shares held by Mr. Ray's children; and 75,500 shares subject to outstanding options under the Company's stock option plans which are either presently exercisable or will become exercisable within 60 days.

(3) Includes 33,000 shares subject to outstanding options under the Company's stock option plans which are either presently exercisable or will become exercisable within 60 days.

(4) Includes 48,469 shares held by Mr. McIntyre's wife. Also includes 1,574 shares, the receipt of which has been deferred under the nonemployee directors' stock plan.

(5) Includes 3,149 shares, the receipt of which has been deferred under the nonemployee directors' stock plan.

(6) Includes 28,164 shares held by Mr. Carroll's children. Also includes 71,500 shares subject to outstanding options under the Company's stock option plans which are either presently exercisable or will become exercisable within 60 days.

(7) Includes 45,500 shares subject to outstanding options under the Company's stock option plans which are either presently exercisable or will become exercisable within 60 days.

(8) Includes 1,574 shares, the receipt of which has been deferred under the nonemployee directors' stock plan.

(9) Includes 4,800 shares held by Mr. Stuart Ray's wife, 50,172 shares held by Mr. Ray's children, and 41,250 shares subject to outstanding options under the Company's stock option plans which are either presently exercisable or will become exercisable within 60 days


Nominees for Directors

     Mr. Merwin J. Ray has served as Chairman of the Board of the Company since its incorporation in 1971. He previously held the position of Chief Executive Officer from May 1985 to November 1999. Mr. Ray is the father of Bradford T. Ray, Vice Chairman & Chief Executive Officer of the Company and Stuart N. Ray, Vice President of the Company.

     Mr. Bradford T. Ray has served as Vice Chairman of the Board & Chief Executive Officer of the Company since November 1999. He previously held the positions of President & Chief Operating Officer from November 1994 to November 1999.

     Mr. Doug A. Bawel has served as President of Jasper Engine & Transmission Exchange since 1987. He has over 25 years in the automotive industry and is a well-known lecturer on the subject of the automotive aftermarket.

     Mr. Joseph P. Bellino has served as Chief Financial Officer & Treasurer of the Company since 1997. He previously held the position of President and Chief Executive Officer of Beacon Capital Advisors Company from 1996 to 1997. Beacon Capital provides consulting in the areas of mergers and acquisitions, valuations and executive advisory services.

     Mr. Stuart N. Ray has served as Vice President of Steel Technologies since 1995. He has served as President & Chief Operating Officer of Mi-Tech Steel, Inc. since 1995. He previously served as Senior Vice President of Mi-Tech Steel, Inc. from 1991 to 1995.

Continuing Directors

     Mr. Ralph W. McIntyre retired October 1, 1987 as President of Warren Tool Corporation, Warren, Ohio, a manufacturer of hand tools. He had held that position for more than the previous five years.

     Mr. Jimmy Dan Conner is the current President of Old Colony Insurance Service, Inc., Crestwood, Kentucky. He has held that position since January 1993.

     Mr. Andrew J. Payton is the owner and President of Payton & Associates, an executive and professional recruiting and consulting firm located in Louisville, Kentucky. He has been owner and president since January 1993.

     Mr. Michael J. Carroll has served as President & Chief Operating Officer of the Company since November 1999. He previously held the position of Executive Vice President from January 1995 to November 1999.

     Mr. Howard F. Bates, Jr. has served as Vice President-Technical Services of the Company since November 1981.

     Mr. William E. Hellmann is a member in the law firm of Stites & Harbison, PLLC, Louisville, Kentucky. Stites & Harbison serves as an outside counsel to the Company.


Meetings of the Board

     The Board of Directors met four times during fiscal 2001. All incumbent directors attended at least 75% of the aggregate number of meetings of the Board and the committees of which they were members.

Committees of the Board


     The Board of Directors has standing Compensation and Audit Committees. Members of the Compensation Committee are Messrs. McIntyre, Conner, Payton, and Bawel. The Compensation Committee, which met four times in fiscal 2001, considers and recommends to the Board of Directors the compensation of the Company's executive officers. In addition, the Compensation Committee administers the Company's stock option plans, including the granting of stock options under such plans. The Audit Committee, which met four times in fiscal 2001, is chaired by Mr. Payton, and also includes Messrs. Bawel, Conner, Hellmann, and McIntyre. Each member of the Committee is independent as defined in the listing standards of the National Association of Securities Dealers, on which the Company's common stock is listed. The principal functions and responsibilities of the Audit Committee, are to (i) monitor the integrity of the Company's financial process and systems of internal controls regarding finance, accounting, and legal compliance; (ii) monitor the independence and performance the Company's independent accountants; and (iii) provide an avenue of communication among the independent accountants, management and the Board of Directors regarding the Audit Committee's duties and responsibilities. The Audit Committee operates under a written charter adopted by the Board of Directors.

Compensation Committee Interlocks and Insider Participation

     In fiscal 2001, none of the executive officers of the Company served on the compensation committee or on any other committee of the board of directors performing similar functions of any other entity, any of whose officer or directors served on the Company's Board of Directors or Compensation Committee.

Compensation of Directors

     Directors who are not officers or employees of the Company receive an annual fee of $20,000 for their services as a director and are reimbursed for travel and other expenses incurred in connection with their attendance at meetings of the Board. All nonemployee directors who, as of the first day of any calendar year, have not attained the age of 60, receive one-half of their annual retainer fee in the form of shares of Steel Technologies Common Stock. Any nonemployee director may elect to receive all of the remaining portion of his or her annual retainer fee in the form of Common Stock.

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, certain officers and persons who own more than 10% of the outstanding Common Stock of the Company, to file with the Securities and Exchange Commission reports of changes in ownership of the Common Stock of the Company held by such persons. Officers, directors and greater than 10% shareholders are also required to furnish the Company with copies of all forms they file under this regulation. To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and representations that no other reports were required, all Section 16(a) filing requirements applicable to all other of its officers and directors were complied with during fiscal 2001.

                             EXECUTIVE COMPENSATION

Summary of Cash and Certain Other Compensation

                  The following table sets forth cash and certain other compensation for the fiscal years ended September 30, 2001, 2000, and 1999 paid or accrued by the Company, and its subsidiaries, as well as the stock awards granted, to the Company's Chief Executive Officer and its four other most highly compensated executive officers.

                                             Summary Compensation Table

                                                                                   Long-Term
                                              Annual Compensation                Compensation
                                              -------------------                ------------
                                                                                  Securities
                                                                                  Underlying

       Name and                                             Other Annual         Stock Option          All Other
  Principal Position        Year      Salary      Bonus     Compensation       Awards (# shares)   Compensation (2)
  ------------------        ----      ------      -----     ------------       -----------------   ----------------

Merwin J. Ray               2001     $275,000   $138,920         (1)                   0                $7,200
  Chairman of the Board (1) 2000      275,000    182,408         (1)                   0                 7,200
                            1999      268,846    255,813         (1)                10,000               7,200

Bradford T. Ray             2001      250,000    130,239      $265,483(3)           40,000               7,200
  Vice-Chairman &           2000      241,250    166,990       250,000(3)              0                 7,200
  Chief Executive Officer (3)            1999    210,385       222,993(1)           10,000               7,200

Michael J. Carroll          2001      217,500    121,555         (1)                40,000               7,200
  President &               2000      203,751    155,589         (1)                   0                 7,200
  Chief Operating Officer   1999      180,385    203,208         (1)                10,000               7,200

Howard F. Bates, Jr.        2001      145,000     52,095         (1)                10,000               7,200
  Vice President -          2000      143,750     68,403         (1)                   0                 7,200
  Technical Services        1999      135,385    105,210         (1)                 5,000               7,200


Joseph P. Bellino           2001      168,000     52,095         (1)                15,000               7,200
  Chief Financial Officer   2000      166,000     68,403         (1)                10,000               7,200
  and Treasurer             1999      156,924     95,086         (1)                10,000               7,200



(1)  Amount does not exceed 10% of salary and bonus.

(2) Amount reported for each individual includes the company contribution to the Company's 401(k) defined contribution plan.

(3) Amount includes $175,000 retention bonus and $90,483 for imputed interest income and gross-up of taxes on that interest in 2001 and $250,000 execution bonus in 2000 required by the Employment Agreement.

Employment Agreement

     Effective March 16, 2000, the Company entered into an Employment Agreement with Bradford T. Ray (the "Employment Agreement"). Pursuant to the Employment Agreement, Mr. Ray will serve as Vice Chairman of the Board of Directors & Chief Executive Officer of the Company at an annual base salary of $250,000, subject to an annual review by the Compensation Committee to determine whether an increase is advisable. In addition to his base salary, Mr. Ray is eligible to participate in the Company's cash bonus plan and other employee benefit plans available to the Company's executive officers. The Employment Agreement has a term of four years and, pursuant to its terms, Mr. Ray received a $250,000 execution bonus upon entering into the Employment Agreement. The Employment Agreement provides that Mr. Ray shall receive a retention bonus in the amount of $175,000 on the last day of each of the four years of the Employment Agreement payable if, and only if, Mr. Ray is employed by the Company on each corresponding date.

     The Employment Agreement provides that, if Mr. Ray terminates his own employment during the four-year term of the Employment Agreement or the Company terminates Mr. Ray "for cause," Mr. Ray would be prohibited from competing, directly or indirectly, with the Company as defined in the Employment Agreement.

     The Employment Agreement provides that, if the Company terminates Mr. Ray "without cause," he shall be entitled to receive a lump sum benefit equal to one time the sum of his base salary and an amount equal to all bonuses paid to him by the Company for the 12 month period immediately preceding the date of his termination. If Mr. Ray dies during the term of the Employment Agreement, in addition to any death benefits payable under life insurance or other Company's employee benefit plans, the Company will pay to the estate of Mr. Ray a death benefit equal to 50% of his base salary plus an amount equal to all bonuses he would have received through the end of the next four fiscal quarters following his death. If Mr. Ray dies, becomes disabled, or has his employment terminated without cause, the Company will continue to pay any medical and life insurance premiums for Mr. Ray and his dependants for the remainder of the term of the Employment Agreement with the beneficiary of the policy making the same contributions.

     The Employment Agreement provides that Mr. Ray shall execute and deliver a Promissory Note to the Company and receive a four-year loan in the amount of $700,000 with an interest rate of 6.56% (the "Note"). The Note requires annual principal payments of $175,000. The Employment Agreement provides that accrued interest due annually under this Note shall be forgiven in the event that Mr. Ray remains employed by the Company up to, and including, the date that Note payments are due and payable. The Employment Agreement also provides that Mr. Ray's compensation will be grossed up, as defined in the Employment Agreement, to account for any imputed income from the forgiveness of any accrued interest.

     The Employment Agreement and the Note provide that the Note shall be repaid March 15, 2004 or within fourteen business days of Mr. Ray's last day of employment by the Company, whichever first occurs.

Incentive Stock Options

     The following table presents information with respect to grants of incentive stock options that were made during the fiscal year ended September 30, 2001 to each of the named executive officers.

                                               Option Grants in Last Fiscal Year
                                                    Individual Grants (1)
                                               ---------------------------------

                              Number of                                                           Potential Realizable
                             Securities        % of Total                                           Value at Assumed
                             Underlying          Options                                          Annual Rates of Stock
                               Options         Granted to          Exercise                        Price Appreciation
                               Granted        Employees in           Price         Expiration        For Option Term
    Name                      (#shares)        Fiscal Year       ($/share)(2)         Date           5%           10%
    ----                     ----------       ------------       ------------      ----------     ----------------------
Bradford T. Ray                40,000            100.00%            $5.344          11/20/10      $59,080      $130,480
Michael J. Carroll             40,000            100.00%            $5.344          11/20/10       59,080       130,480
Howard F. Bates                10,000            100.00%            $5.344          11/20/10       14,770        32,620
Joseph P. Bellino              15,000            100.00%            $5.344          11/20/10       22,155        48,930

-----------------

(1) Options granted in fiscal year 2001 to the named individuals become exercisable at a rate of 20% per year beginning with the first anniversary of the grant.

(2) Option grants granted in fiscal year 2001 to the named individuals were made at 100% of fair market value on the date of grant.

Option Exercises and Holdings

     The following table presents information with respect to stock options exercised during the last fiscal year by the named executive officers, as well as the status and current value of unexercised incentive stock options held as of September 30, 2001.

                 Aggregated Option Exercises in Last Fiscal Year
                        and Fiscal Year-End Option Values
                 -----------------------------------------------

                                                         Number of Securities
                                                        Underlying Unexercised
                                                              Options at              Value of Unexercised
                         Shares                           September 30, 2001        In-the-Money Options at
                        Acquired                             (# shares)              September 30, 2001(1)
                       on Exercise     Value          --------------------------   ---------------------------
Name                   (# shares)     Realized        Exercisable  Unexercisable   Exercisable  Unexercisable
----                   -----------    --------        --------------------------   ---------------------------

Merwin J. Ray.........    None         $0                42,500          17,500         $0            $0

Bradford T. Ray.......    None          0                59,500          58,000          0          97,240

Michael J. Carroll....    None          0                56,500          56,000          0          97,240

Howard F. Bates, Jr...    None          0                40,500          17,000          0          24,310

Joseph P. Bellino....     None          0                21,000          39,000          0          36,465

------------------
(1) Pre-tax value based on the fiscal year-end closing price of $7.775 per share.

Retirement Plan

     The Company maintains a 401(k) defined contribution retirement plan. The Company's matching contribution to each of the named executive officer's defined contribution plan has been included under the caption "All Other Compensation" in the summary compensation table.

Certain Transactions

     Bradford T. Ray is a director and a shareholder of The Peregrine Company, formerly The Vega Company ("Peregrine"). Peregrine was organized in 1994 to engage in the business of purchasing and reselling scrap steel products. Steel Technologies is a major supplier to Peregrine. Total amounts paid by Peregrine to Steel Technologies in fiscal 2001 for scrap steel products were approximately $3,628,942. Stuart N. Ray, a director of Peregrine, became the majority shareholder in April 1998. Stuart N. Ray is the brother of Bradford T. Ray and Vice President of the Company. In July 1995, the Board of Directors approved the sale of scrap steel products to Peregrine and its predecessor entity, in such amounts, for such prices, and upon such terms as the authorized officer of the Company from time to time determines to be in the best interests of the Company. Management reports all transactions with Peregrine to the Audit Committee of the Board of Directors as frequently as requested by the Committee, but at least annually.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee (the "Committee") of the Board of Directors is responsible for administering the Company's executive compensation program. The Committee presently consists of Ralph W. McIntyre, Chairman, Jimmy Dan Conner, Andrew J. Payton, and Doug A. Bawel, all of whom are outside Directors. The
Committee meets at least annually to review the compensation program for the executive officers of the Company. All decisions by the Committee relating to the compensation of the Company's executive officers are reviewed by the full Board of Directors except where required to be made solely by the Committee. No member of the Committee is eligible to participate in any of the compensation plans or programs it administers.

Compensation Policy

     The compensation policy of the Committee is based upon several goals. They are as follows:

               .    To  encourage  the  achievement  of  strong   financial  and
                    operational performance of the Company;

               .    To  align   compensation   with  the  Company's  annual  and
                    long-term business strategies and objectives; and

               .    To attract, retain, and motivate top quality executives.

Executive Compensation Program

     The Committee believes that a meaningful portion of the compensation paid to executive officers should relate to both the short-term and long-term profitability of the Company. Therefore, the executive officers' compensation program is composed of base salary, bonus, and long-term incentive compensation. The Committee believes that this combination reflects the Committee's policy that the executive officers' compensation should be related to profitability.

     Base Salary and Bonus. The Committee's practices in determining base salaries for the executive officers are largely subjective and not subject to specific measurement criteria. The Committee reviews information regarding historical compensation for each executive officer on an individual basis as well as the relationship of the individual's compensation to the overall compensation of all executive officers of the Company. Additionally, the Committee considers the relationship of the executive officers' compensation to the compensation of other executive officers in the intermediate steel processing industry. This group includes the peer group used for stock performance comparisons under the caption "Performance Graph" appearing elsewhere in this Proxy Statement. The Committee also solicits recommendations from the Chairman of the Board for annual compensation of the executive officers. No specific weighting is given to any of the foregoing factors in evaluating annual compensation for the executive officers.

     A significant amount of each executive's compensation is tied to the Company's profitability and is the largest variable in determining annual compensation. The Company's executive officers, along with certain other key employees, participate in the Company's cash bonus plan (the "Bonus Plan"). The Bonus Plan provides that the participants receive an amount equal to approximately 6.5% of the Company's adjusted net income. Each executive officer's participating percentage in the bonus program can be adjusted, up or down, based upon performance as determined by the Committee after consultation with the Chairman of the Board. Bonuses paid can account for as much as 66.7% of a participant's total annual compensation.

     The Committee believes that the bonus portion of the executive compensation program is effective in motivating the executive officers of the Company to use their leadership to improve the profitability of the Company. The Committee also believes that an adequate base salary is necessary to retain effective executive officers and encourage management to make decisions in the short and long-term best interest of the Company.

     Long-Term Incentives. The Committee believes that, in addition to the cash Bonus Plan, which should motivate the executive officers to improve current profitability, it is appropriate for the Company to provide long-term incentives to motivate the executive officers to improve long-term profitability as well.

     The executive officers of the Company have outstanding options under the initial Incentive Stock Option Plan and under the 1995 Stock Option Plan. At the January 27, 2000 Annual Shareholder Meeting, the shareholders approved the 2000 Stock Option Plan (collectively the "Plans"). The purpose of the Plans are to further the interests of the Company by encouraging key employees, including the executive officers, to remain as employees and by providing the employees with additional incentives for performance and efficiency consistent with the long-term best interests of the shareholders. The Committee believes that the Plans provide the Company with the ability to meet the goals of the executive compensation program as it aligns the interest of the executive officers with the interest of the shareholders by providing value to the executive officers directly tied to the value of the Company's stock.

     Factors considered by the Committee in granting new stock options to the executive officers include the position held by each individual in the Company, the individual's performance, and the timing and amount of previous grants. The Committee issued 105,000 options to the Company's executive officers in fiscal 2001, all of which were from the 2000 Plan.


Compensation of the Chief Executive Officer

     Consistent with the Committee's general philosophy for compensation, Bradford T. Ray is compensated through base salary, bonus and incentive compensation. As with other executive officers, the profitability of the Company is the primary variable in the compensation paid to these executive officers. In evaluating annual compensation for Mr. Ray, the Committee examines the operating performance of the Company for prior years, as well as the projections and expectations for the current year and considers the reported compensation of companies included in its peer group.

     Under Mr. Ray's direction, the Company has continued to make significant capital expenditures in new and improved equipment and facilities, as well as investments in acquisitions, subsidiaries and joint ventures, all with the effect of diversifying the Company's products and services. This aggressive commitment to market expansion enables the Company to increase the products and services offered to the marketplace and expand its capabilities to meet its customers' increasing needs, all of which are expected to add to shareholder value. The Committee believes that the performance and direction of Mr. Ray has been critical to the success of the Company. In determining the Chief Executive Officer's base salary and bonus percentage for 2001, the Committee noted these factors as well as the Company's operational and financial results for fiscal 2000 in relation to prior years and the Company's peer group. As described in the text of the Proxy, the Board of Directors approved, upon recommendation of the Committee, the Company entering into an Employment Agreement with

Mr. Bradford T. Ray effective March 16, 2000 (the "Agreement"). Consistent with Mr. Ray's recommendation, the Committee made no increase in his existing base salary and bonus percentage for the current year.

     The Committee believes the variable components of the Chief Executive Officer's compensation provide performance-related compensation adequate to motivate the Chief Executive Officer to use his leadership to improve the Company's profitability. A substantial portion of the Chief Executive Officer's annual compensation corresponds directly to the financial performance of the Company through his participation in the Bonus Plan. The Chief Executive Officer also benefits from the appreciation in value of the Company's stock through the Company's stock option plans. The Committee takes note of the fact that Mr. Bradford T. Ray owns a significant number of shares of the Company's stock, and believes that his ownership interest creates an additional incentive to provide the leadership necessary to improve the long-term profitability of the Company.


Section 162(m) of the Internal Revenue Code

     Section 162(m) of the Internal Revenue Code, added as part of the Omnibus Budget Reconciliation Act of 1993, imposes a limitation on deductions that can be taken by a publicly held corporation for compensation paid to certain of its executives. Under Section 162(m), a deduction is denied for compensation paid in a tax year beginning on or after January 1, 1994, to a corporation's chief executive officer or any of its other four most highly compensated officers to the extent that such compensation exceeds $1 million. Certain performance-based compensation, however, is specifically exempt from the deduction limit.

     The Committee has carefully considered the effect of Section 162(m) on the Company's existing compensation program. For the foreseeable future, the Committee anticipates that compensation received by its covered executives will be well within the limits on deductibility. The Committee has been advised that, based on regulations issued by the Internal Revenue Service, outstanding stock options granted under the Company's Prior Plan, the 1995 Plan, and the 2000 Plan will be unaffected by Section 162(m).

     The Committee is aware that compensation attributable to certain stock options which may be granted in the future under the 2000 Plan may not qualify for the exemption made for performance-based compensation. For the present time, the Committee believes that the 2000 Plan provides a valuable opportunity for compensating the Company's key executives whether or not a portion of any compensation which might be derived thereunder is non-deductible. The Committee will continue to assess the practical impact of Section 162(m) on the Company's executive compensation program and determine what additional action, if any, is appropriate. For the foreseeable future, the Committee does not expect Section 162(m) to have any practical effect on the Company's compensation program.


                                            COMPENSATION COMMITTEE


                                            Ralph W. McIntyre, Chairman
                                            Doug A. Bawel
                                            Jimmy Dan Conner
                                            Andrew J. Payton

                             AUDIT COMMITTEE REPORT

     The Audit Committee has reviewed and discussed the audited financial statements of the Company for the fiscal year ended September 30, 2001, with the Company's management and PricewaterhouseCoopers LLP. The Audit Committee has discussed with PricewaterhouseCoopers LLP, the Company's independent accountants, the matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees), as amended by Statement on Auditing Standards No. 90 (Audit Committee Communications).

     The Audit Committee has also received the written disclosures and the letter from PricewaterhouseCoopers LLP required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and the Audit Committee has discussed the independence of PricewaterhouseCoopers LLP with that firm.

     Based on the Audit Committee's review and discussions noted above, the Audit Committee recommended to the Board of Directors that the Company's audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 2001, for filing with the Securities and Exchange Commission.


                                            AUDIT COMMITTEE


                                            Andrew J. Payton, Chairman
                                            Doug A. Bawel
                                            Jimmy Dan Conner
                                            William E. Hellmann
                                            Ralph W. McIntyre

                            INDEPENDENT AUDITOR FEES

The following table sets forth the aggregate fees billed to the Company for the fiscal year ended September 30, 2001 by the Company's independent auditors, PricewaterhouseCoopers LLP:

  Audit Fees....................................................  $74,500(a)
  Financial Information Systems Design and Implementation Fees..  $     0(b)
  All Other Fees................................................  $26,000(b)(c)

--------------------

     (a) Includes fees for professional services rendered in connection with the audit of the Company's annual consolidated financial statements set forth in the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 2001, and the review of the Company's quarterly condensed consolidated financial statements included in its three Quarterly Reports on Form 10-Q for fiscal year 2001.

     (b) The Audit Committee has considered whether the provision of these services is compatible with maintaining the independent auditor's independence.

     (c)  Includes  fees  for  tax  return  reviews,   pension  plan  audit  and
          assistance with various accounting matters.

                               PERFORMANCE GRAPH

     The following performance graph compares the performance of the Company's Common Stock to the Russell 2000 Index and to a peer group for the Company's last five fiscal years. Since there is no nationally recognized industry index consisting of intermediate steel processors or specialty metal distributors to be used as a peer group index, the Company constructed its own peer group. This peer group is comprised of seven companies, which represent the other public companies in the industry -- Worthington Industries, Inc., A.M. Castle and Co., Huntco Inc., Shiloh Industries, Inc., Gibraltar Steel Corporation, Olympic Steel, Inc., and Cold Metal Products, Inc. The returns of each member of the peer group are weighted according to each member's stock market capitalization as of the beginning of the period measured. The graph assumes that the value of the investment in the Company's Common Stock and each index was $100 at September 30, 1996 and that all dividends were reinvested.

                 COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*

    Among Steel Technologies, Inc., The Russell 2000 Index And A Peer Group



                                         Measurement Period
                                        (Fiscal Year Covered)
                        --------------------------------------------------------

                          1996      1997      1998      1999      2000     2001
                        -------   -------   -------   -------   -------  -------
Steel Technologies Inc. $100.00   $100.40    $59.01    $95.82    $53.00   $66.60
Russell 2000 Index      $100.00   $133.19   $107.86   $128.43   $158.47  $124.86
Peer Group              $100.00   $103.97    $67.79    $82.47    $51.86   $56.92

$100 INVESTED ON 09/30/96 IN STOCK OR INDEX -
INCLUDING REINVESTMENT OF DIVIDENDS.
FISCAL YEAR ENDING SEPTEMBER 30.

                              SHAREHOLDER PROPOSALS

     Proposals of shareholders intended to be presented at the next annual meeting of shareholders must be received by the Company at its principal executive offices in Louisville, Kentucky on or before August 16, 2002 for inclusion in the Company's proxy statement and form of proxy relating to that meeting and must comply with the applicable requirements of the federal securities laws.

     The Company's Bylaws impose certain advance notice requirements on a shareholder nominating a director or submitting a proposal to a meeting of shareholders. Such notice must be submitted to the Secretary of the Company no earlier than 90, nor later than 60 days, before an annual meeting, and must contain the information prescribed by the Bylaws, copies of which are available from the Secretary. These requirements apply even if the shareholder does not desire to have his or her nomination or proposal included in the Company's proxy statement.

                                  OTHER MATTERS

     The Board of Directors knows of no business, which will be presented for consideration at the Annual Meeting other than that described above. However, if any such other business should properly come before the Annual Meeting, it is the intention of the persons named in the accompanying form of proxy to vote the proxies in respect of any such business in accordance with their best judgment.


                                              By Order of the Board of Directors


                                              John M. Baumann, Jr.
                                              Secretary

Louisville, Kentucky
December 18, 2001

                            STEEL TECHNOLOGIES INC.

          This Proxy is Solicited on behalf of the Board of Directors

     The undersigned hereby appoints Merwin J. Ray and Bradford T. Ray, and each of them, as proxies, with full power of substitution, and authorizes them, and each of them to vote and act with respect to all shares of common stock of Steel Technologies Inc. which the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held on Thursday, January 24, 2002 at 9:00 A.M. EST, at the Louisville Marriott East, 1903 Embassy Square Boulevard (I-64 and Hurstbourne Lane), Louisville, Kentucky, and at any and all adjournments within 120 days thereof.

The Board of Directors recommends a vote FOR each of the following proposals:

     1.   ELECTION OF DIRECTORS

          [  ] FOR all nominees listed    [   ] WITHHOLD AUTHORITY
               below (except as marked          to vote for all
               to the contrary below)           nominees listed below

          NOMINEES:  Merwin J. Ray, Bradfort T. Ray, Doug A. Bawel,
                     Joseph P. Bellino, Stuart N. Ray

         (INSTRUCTION: To withhold authority to vote for one or more individual nominees, write such name or names in the space provided below. Unless authority to vote for all the nominees listed above is withheld, the proxy will be deemed to confer authority to vote for every nominee whose name is not entered below.)
--------------------------------------------------------------------------------

     2. In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting.

             THIS PROXY MUST BE DATED AND SIGNED ON THE REVERSE SIDE

         The proxies shall vote such shares as specified herein. If a choice is not specified, they shall vote for the election of all nominees for directors and in favor of proposal 2.

                                   Dated:____________________________,200_______



                                   ---------------------------------------------
                                    Signature


                                   ---------------------------------------------
                                    Signature

                                   Name (s) should be signed exactly as shown to the left hereof. Title should be added if signing as executor, administrator, trustee, etc.

 PLEASE DATE, SIGN AND RETURN THIS PROXY PROMPTLY IN THE ACCOMPANYING ENVELOPE.